Exhibit 99.1

DCT INDUSTRIAL TRUST REPORTS

2007 FIRST QUARTER RESULTS

•	First quarter 2007 funds from operations were $0.17 per diluted share compared with $0.15 per diluted share in the first quarter 2006, an increase of 13.3%

•	Net income was $0.09 per diluted share in the first quarter 2006 compared with $0.01 in first quarter 2006

•	Occupancy was 92.9% at March 31, 2007 compared to 92.7% at March 31, 2006 for consolidated operating properties; including properties in ventures, occupancy at March 31, 2007 was 93.6%

•	Same store net operating income growth was 0.6% on a cash basis and a decrease of 0.9% on a GAAP basis compared to prior year

DENVER, CO — May 7, 2007 — DCT Industrial Trust Inc. (NYSE: DCT), a leading industrial real estate investment trust, today reported funds from operations (FFO) attributable to common stockholders for the first quarter 2007 was $33.3 million, or $0.17 per diluted share, compared to $21.7 million, or $0.15 per diluted share, for the first quarter 2006, an increase of 13.3%.

Net income, attributable to common stockholders for the first quarter 2007, was $15.4 million, or $0.09 per diluted share, compared to $2.0 million, or $0.01 per diluted share, for the first quarter 2006. Net income includes $17.4 million of gain on sales or contribution of real estate as part of our capital recycling program, of which $3.7 million was recognized in FFO.

Phil Hawkins, Chief Executive Officer, commented “Our first quarter key operating metrics were good and leasing activity remains strong. We are optimistic about our ability to gradually increase occupancy as planned, while continuing to realize positive rent growth and favorable re-leasing costs. We also continue to make excellent progress towards our strategic goals of increasing institutional capital under management which grew $106 million during the quarter, profitably growing our development and redevelopment business and

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successfully expanding our Mexico presence with 859,000 square feet of forward commitments. We have a strong, experienced team and we all remain very focused on achieving our 2007 growth initiatives, as well as our longer-term objectives.”

Operating Portfolio Performance On Track

As of March 31, 2007, the Company owned 367 consolidated operating properties, or 53.2 million square feet compared to 259 operating properties, or 39.8 million square feet, held at March 31, 2006. Net operating income was $48.6 million in the first quarter 2007, an increase of 41%, compared to $34.6 million in the first quarter 2006. Occupancy of the consolidated operating portfolio at March 31, 2007 was 92.9% compared with 92.7% at March 31, 2006 and with 92.5% at December 31, 2006.

Same store net operating income increased 0.6% on a cash basis and decreased 0.9% on a GAAP basis in the first quarter 2007 compared to the same period last year. The occupancy rate of the same store portfolio was 92.0% at March 31, 2007 compared to 92.6% at March 31, 2006 and 92.4% at December 31, 2006. The approximately 150,000 square feet decrease in same store occupancy during the first quarter related mainly to the relocation of a tenant occupying 330,000 square feet to a DCT developed 603,000 square foot distribution center.

In the first quarter, 1.6 million square feet of leases were signed. Our continued focus on renewing existing customers resulted in a 78% retention rate in the first quarter 2007. Realized rent growth on signed leases for which there was a prior tenant averaged a strong 20.6% in the first quarter 2007, or 5.9% rent growth on a cash basis.

Institutional Capital Management - Growing Assets Under Management

The Company’s institutional capital management activities continue to grow. Capital management and other fee revenue totaled $0.7 million in the first quarter 2007 compared with $0.1 million in the first quarter 2006. Total assets under management grew substantially to $358.0 million at March 31, 2007 compared to $252.0 million at December 31, 2006 and to $111.1 million at March 31, 2006. DCT Industrial’s institutional capital management business had 6.8 million square feet under management at March 31, 2007, including 5.7 million square feet in joint ventures, compared to 2.3 million square feet at March 31, 2006.

Jim Cochran, President and Chief Investment Officer, commented, “We are very pleased with the growth of our institutional capital management platform. We started our second joint venture with TRT and were able to contribute two recently stabilized development properties and four additional buildings, allowing us to recycle capital into value-add opportunities while helping our venture partner put capital to work in quality assets with quality locations.”

Investment, Disposition and Development Activity – Opportunistic Sales of Non-Strategic Assets

DCT Industrial Trust acquired five buildings totaling approximately 1.0 million square feet during the first quarter 2007 located in the Louisville, Central Pennsylvania and Atlanta markets. The total purchase price was $39.9 million and overall occupancy was 80.7% resulting in a projected weighted-average year-one yield of 5.9%, consistent with our strategy to acquire value-add or redevelopment properties.

The Company contributed six industrial buildings in the first quarter 2007 totaling 1.9 million square feet for $104.9 million to its institutional capital management joint ventures, TRT/DCT Venture I and TRT/DCT Venture II. The buildings contributed were located in the markets of Atlanta, Central Pennsylvania, Chicago, Dallas and Indianapolis. The contributed assets include two recently stabilized development properties that generated total gain of $4.1 million, of which $3.7 million was recognized in the quarter, resulting in a development margin of 10% of the book value.

Also during the first quarter 2007, DCT Industrial Trust sold three high-finish light industrial buildings totaling 266,000 square feet for $54.4 million, or $204.51 per square foot.

Total development activity increased during the quarter to 4,601,000 square feet under development, including forward-commitments. At SCLA, our development joint venture at the Southern California Logistics

Center, we commenced construction on one build-to-suit distribution facility, totaling 408,000 square feet. We will begin construction of three additional distribution buildings at SCLA, totaling 518,000 square feet, in mid-2007.

Guidance

DCT management has reaffirmed 2007 FFO guidance with an expected range of $0.67 to $0.72 per diluted share. Management’s net income guidance has been increased to a range of $0.14 to $0.19 per diluted share to reflect gains on sale of real estate recognized in the first quarter 2007.

Conference Call Information

DCT Industrial will host a conference call to discuss first quarter results on Tuesday, May 8, 2007 at 12:00 PM Eastern. Stockholders and interested parties may listen to a live broadcast of the conference call by dialing 480-629-9564. A telephone replay will be available shortly after the call until Tuesday, May 22, 2007 at 303- 590-3030; Passcode: 3722442. A live webcast and replay of the conference call will be available on the investor relations page of DCT’s website at www.dctindustrial.com.

Supplemental information will be available on the investor relations section of the Company’s website at www.dctindustrial.com or by e-mail request at investorrelations@dctindustrial.com. Interested parties may also obtain supplemental information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust

DCT Industrial Trust Inc. is a leading real estate company specializing in the ownership, acquisition, development and management of bulk distribution and light industrial properties located in 24 of the highest volume distribution markets in the U.S. and in Mexico. As of March 31, 2007, DCT Industrial Trust owned, managed or had under development 405 properties totaling approximately 65 million square feet leased to more than 780 corporate customers. Properties include 367 consolidated operating properties, nine consolidated properties under development or redevelopment, two properties held for contribution, 21 unconsolidated properties held in joint ventures, and six properties under management. Further information can be found at www.dctindustrial.com.

CONTACT:

Media:

Hewes Communications

Tucker Hewes

212-207-9451

tucker@hewescomm.com

Investors:

DCT Industrial Trust Inc.

Investor Relations

303-597-2400

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands)

	March 31, 2007	December 31, 2006
ASSETS	(unaudited)
Land	$505,275	$513,143
Buildings and improvements	2,083,206	2,120,821
Intangible lease assets	191,144	198,222
Construction in progress	33,222	32,702

Total Investment in Properties	2,812,847	2,864,888
Less accumulated depreciation and amortization	(227,355)	(199,574)

Net Investment in Properties	2,585,492	2,665,314
Investments in and advances to unconsolidated joint ventures	54,911	42,336

Net Investment in Real Estate	2,640,403	2,707,650
Cash and cash equivalents	96,718	23,310
Notes receivable	9,192	9,205
Deferred loan costs, net	5,839	6,175
Deferred loan costs – financing obligations, net	9,101	16,467
Straight-line rent and other receivables	20,785	17,137
Deferred acquisition costs and other assets, net	18,360	27,637
Assets held for sale	—	41,895

Total Assets	$2,800,398	$2,849,476

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued expenses	$20,180	$27,341
Distributions payable	31,946	30,777
Tenant prepaids and security deposits	14,072	12,329
Other liabilities	15,273	14,135
Intangible lease liability, net	15,913	17,595
Lines of credit	22,000	34,278
Senior unsecured notes	425,000	425,000
Mortgage notes	652,365	641,081
Financing obligations	95,682	191,787
Liabilities related to assets held for sale	—	276

Total Liabilities	1,292,431	1,394,599

Minority interests	291,426	225,920
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized, 168,354,596 shares issued and outstanding as of March 31, 2007 and December 31, 2006	1,684	1,684
Additional paid-in capital	1,595,319	1,595,808
Distributions in excess of earnings	(369,172)	(357,076)
Accumulated other comprehensive loss	(11,290)	(11,459)

Total Stockholders’ Equity	1,216,541	1,228,957

Total Liabilities and Stockholders’ Equity	$2,800,398	$2,849,476

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands, except per share information)

	Three Months Ended March 31,
	2007	2006
REVENUES:
Rental revenues	$64,975	$44,824
Institutional capital management and other fees	746	52

Total Revenues	65,721	44,876

OPERATING EXPENSES:
Rental expenses	7,859	4,114
Real estate taxes	8,520	6,139
Real estate related depreciation and amortization	28,768	23,239
General and administrative	4,056	679
Asset management fees, related party	—	3,518

Total Operating Expenses	49,203	37,689

Operating Income	16,518	7,187

OTHER INCOME AND EXPENSE:
Equity in income (losses) of unconsolidated joint ventures, net	74	(53)
Gain on dispositions of real estate interests	7,885	3,988
Interest expense (including loan cost amortization of $0.4 million and $0.4 million, respectively)	(16,867)	(11,534)
Interest income and other	982	2,462
Income taxes	(471)	(51)

Income Before Minority Interests and Discontinued Operations	8,121	1,999

Minority interests	(1,082)	175

Income From Continuing Operations	7,039	2,174

Income (Loss) From Discontinued Operations	8,316	(219)

NET INCOME	$15,355	$1,955

INCOME PER COMMON SHARE – BASIC
Income From Continuing Operations	$0.04	$0.01
Income (Loss) From Discontinued Operations	0.05	0.00

Net Income	$0.09	$0.01

INCOME PER COMMON SHARE – DILUTED:
Income From Continuing Operations	$0.04	$0.01
Income (Loss) From Discontinued Operations	0.05	0.00

Net Income	$0.09	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	168,355	145,402

Diluted	196,720	147,315

DCT Industrial Trust Inc. and Subsidiaries

Summary Consolidated Statements of Funds From Operations

(in thousands, except per share information)

	Three Months Ended March 31,
	2007	2006
Net income attributable to common shares	$15,355	$1,955
Adjustments:
Real estate related depreciation and amortization	28,783	24,492
Equity in (income) losses of unconsolidated joint ventures	(74)	53
Equity in FFO of unconsolidated joint ventures	396	57
Gain on disposition of real estate interests	(7,885)	(3,988)
Gain on disposition of real estate interests related to discontinued operations	(9,561)	—
Gain on dispositions of nondepreciable real estate	3,711	—
Minority interest in the operating partnership’s share of the above adjustments	(2,205)	(1,147)

Funds from operations attributable to common shares	28,520	21,422
FFO attributable to dilutive OP Units	4,797	282

Funds from operations attributable to common shares - diluted	$33,317	$21,704

Basic FFO per common share	$0.17	$0.15
Diluted FFO per common share	$0.17	$0.15

Weighted average common shares outstanding:
Basic	168,355	145,402
Dilutive OP Units	28,365	1,913

Diluted	196,720	147,315

The following table is a reconciliation of our NOI to our reported net income from continuing operations for the three months ended March 31, 2007 and 2006 (in thousands):

	Three Months Ended March 31,
	2007	2006
Same Store property NOI	$31,829	$32,127
Non-Same Store property NOI	16,767	2,444
Institutional capital management and other fees	746	52
Real estate related depreciation and amortization	(28,768)	(23,239)
General and administrative	(4,056)	(679)
Asset management fees, related party	—	(3,518)
Equity in income (losses) of unconsolidated joint ventures, net	74	(53)
Gain on dispositions of real estate interests	7,885	3,988
Interest expense	(16,867)	(11,534)
Interest income and other	982	2,462
Income taxes	(471)	(51)
Minority interests	(1,082)	175

Income from Continuing Operations	$7,039	$2,174

	Full-Year Range for 2007
Guidance:	(low)	(high)
Earnings per diluted share	$0.14	$0.19
Real estate related depreciation and amortization	0.60	0.60
Gain on dispositions of real estate interests, net	(0.07)	(0.07)

FFO attributable to common shares per diluted share	$0.67	$0.72

Financial Measures

Net operating income (“NOI”) is defined as rental revenue, including reimbursements, less rental expenses and real estate taxes, and excludes depreciation, amortization, general and administrative expenses and interest expense. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the property such as depreciation, interest expense, interest income and general and administrative expenses. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

DCT Industrial believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental measure of DCT Industrial’s operating performance. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is generally defined as net income, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gain (or loss) from dispositions of real estate held for investment purposes and adjustments to derive DCT Industrial’s pro rata share of FFO of consolidated and unconsolidated joint ventures. Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, DCT Industrial’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of DCT Industrial’s performance.

Forward-Looking Information

The Company makes statements in this document that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond its control including, without limitation: the competitive environment in which the Company operates; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions and dispositions; natural disasters such as hurricanes; national, international, regional and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect the Company and interpretations of those regulations, including changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that the Company’s cash flows from operations may be insufficient to meet required payments of principal and interest; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by the Company; and other risks and uncertainties detailed from time to time in DCT Industrial Trust’s filings with the Securities Exchange Commission. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.